UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)
(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EXPI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2025, eXp World Holdings, Inc. (the “Company”) announced the appointment of Jesse Hill as Interim Chief Financial Officer (“CFO”) and principal financial officer of the Company, effective April 1, 2025.

Mr. Hill, 37, has been a key member of the Company’s financial leadership team, currently serving as Vice President, International Finance & Corporate FP&A of eXp Realty, LLC, a wholly owned subsidiary of the Company, since November 2024. Prior to this role, Mr. Hill held several finance leadership positions at the Company, including Senior Director of Finance, eXp Global & Corporate FP&A (July 2021 – November 2024), Director of Finance, Virbela/FRAME (January 2021 – July 2021), Finance Manager, US Realty and Virbela/FRAME (March 2020 – January 2021), and Senior Financial Analyst, US Realty (March 2019 – March 2020). Before joining the Company, Mr. Hill was a Senior Financial Analyst at General Motors Company (April 2018 – March 2019), a Financial Analyst II at Nissan Motor Corporation (January 2016 – April 2018), and held multiple finance roles at The Walt Disney Company (June 2011 – September 2014). Mr. Hill holds a Bachelor of Science in Business Administration with a focus in Finance from the University of Central Florida.

Mr. Hill does not have any familial relationships with any executive officer or director of the Company. Mr. Hill is not a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Hill and any other person pursuant to which he was selected to serve as Interim CFO.

In connection with Mr. Hill’s appointment as the Company’s Interim CFO, the Board of Directors of the Company approved and the Company agreed to provide the following compensatory arrangements with Mr. Hill: annual base salary of $450,000, effective April 1, 2025; a one-time award of options to purchase common stock of the Company (“Common Stock”) with a grant date fair value of $150,000; and a one-time award of restricted stock units with a grant date fair value of $150,000 that, upon vesting, will settle in shares of Common Stock on a one-for-one basis. The option award and restricted stock unit award are expected to be granted on or around March 14, 2025. The option award will have an exercise price equal to the closing stock price of a share of Common Stock on the grant date (or, if there is no sale of Common Stock on such date, then on the trading day immediately preceding the grant date), will be eligible to vest in equal quarterly installments over a three-year period following the grant date, and will otherwise be subject to the term and conditions of the eXp World Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”) [and the corresponding award agreement]. The restricted stock unit award will be eligible to vest in quarterly installments over a three-year period following grant date, with 30% of the award vesting over the first one-year period, 30% of the award vesting over the second one-year period, and the remaining 40% of the award vesting over the third one-year period. The restricted stock unit award will otherwise be subject to the term and conditions of the Plan [and the corresponding award agreement]. Vesting of options and restricted stock units under the awards are subject to Mr. Hill’s continued service through each applicable vest date.

Item 7.01Regulation FD Disclosure.

On March 17, 2025, the Company issued a press release announcing Jesse Hill’s appointment as Interim CFO of the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing or document, except as expressly set forth by specific reference in such filing or document.

Item 9.01Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release, issued by eXp World Holdings, Inc. on March 17, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: March 17, 2025	/s/ James Bramble
James Bramble
Chief Legal Counsel